UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 9, 2015

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

22 Shaham Street P.O. Box 8329, Petach Tiqwa, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-919-1921

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

OWC Pharmaceutical Research Corp., OTCQB: "OWCP" (the "Registrant") is filing this current report on Form 8-K to report that on February 10, 2015 at 5:30p.m. Israeli time, the Registrant will be making a presentation at an Educational Seminar to be held at the Leonardo City Tower Hotel, 14 Zisman Street, Ramat Gan, Israel (the "Education Seminar").

Key persons from the Israeli financial community together with government officials from Israel's Ministries of Health and Agriculture who are involved in Israel's highly regulated medical cannabis industry, as well as leading scientists, pharmaceutical researchers and medical doctors, among others, have been invited and should be in attendance.

In addition, the Registrant is also reporting the receipt of NOTICE OF RECORDATION OF ASSIGNMENT with respect to 4 patents as well as a PROVISIONAL APPLICATION FOR PATENT for the Use of Cannabis To Treat Myeloma from the United States Patent and Trademark Office.

The Registrant's presentation and the above referenced documents from the United States Patent and Trademark Office are attached as exhibits to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Investor Conference Presentation, dated February 10, 2015, filed herewith.
99.2	Patent Documents, filed herewith.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: February 9, 2015